Exhibit 10.2

                                 FIRST AMENDMENT
                                       TO
            THE SALISBURY BANK AND TRUST COMPANY GROUP TERM CARVE-OUT
                      PLAN WITH RESPECT TO JOHN F. PEROTTI


         This First Amendment (the "Amendment") to the Salisbury Bank and Trust Company Group Term Carve-out Plan (the "Agreement") is made as of June 1, 2009 (the "Effective Date") by and between Salisbury Bank and Trust Company, a Connecticut chartered bank and trust company with its Main Office at 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039 (the "Company") and John F. Perotti of Sharon, Connecticut (the "Participant").

         WHEREAS, the Company and the Participant entered the Agreement on or about June 20, 2003;

         WHEREAS, the Company and its parent have elected to participate in the Capital Purchase Program of the Troubled Assets Relief Program ("TARP") of the United States Department of the Treasury (the "Treasury");

         WHEREAS, the American Recovery and Reinvestment Act of 2009 (the "2009 Act") amended Section 111 of the Emergency Economic Stabilization Act of 2008 (the "2008 Act") to provide that any "TARP recipient [is prohibited from] making any golden parachute payment to [specified] officer[s] and . . . employees of the TARP recipient during the period in which any obligation arising from financial assistance provided under the TARP remains outstanding";

         WHEREAS, it is possible that a payment could occur under the Agreement which could be a "golden parachute payment" as defined in Section 111 of the 2009 Act;

         WHEREAS, the Participant may currently be, or in the future may be, an officer or employee to whom a golden parachute payment may be prohibited under the 2009 Act; and

         WHEREAS, the Board of Directors of the Company and the Participant agree that is in the best interests of the Company for the Company to fully comply with Section 111 of the 2009 Act.

         NOW THEREFORE, to further the above-recited corporate objectives and for other good and valuable consideration, the receipt and adequacy of which each party hereby acknowledges the Company and the Participant agree to add
Section 9.9 and Section 9.10 to the Agreement as follows:

         9.9. Notwithstanding any provision in the Agreement to the contrary, no payment shall be made or any benefit provided pursuant to the Agreement which, if made or provided, as the case may be, would violate applicable provisions of
Section 409A of the Internal Revenue Code, the 2008 Act, the 2009 Act or compensation standards or regulations promulgated by the Treasury pursuant thereto.

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         9.10.  Pursuant to Section  2.3 of the  Agreement,  the Company  hereby approves the period commencing June 8, 2009, and continuing until Participant's Normal Retirement Date as "a leave of absence approved by the Company" which shall not constitute Termination of Participant in the Group Term Carve-out Plan so long as Participant serves as a Consultant of the Company during such period.

         Agreed by and between John F. Perotti and Salisbury Bank and Trust Company.



                                               ---------------------------------
                                               John F. Perotti, Participant


                                               SALISBURY BANK AND TRUST COMPANY


                                               ---------------------------------
                                               By:   Richard J. Cantele, Jr.
                                               Its:  President